Exhibit 3.1.3

CERTIFICATE OF INCORPORATION

OF

CHANCELLOR MEDIA AIR SERVICES CORPORATION

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

Chancellor Media Air Services Corporation

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is one hundred (100) shares of common stock with a par value of $.01 per share.

No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation as from time to time amended.

At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

FIFTH: The name and address of the Incorporator is as follows:

Nancy J. Mellady

LATHAM & WATKINS

1001 Pennsylvania Avenue, Suite 1300

Washington, D.C. 20004-2505

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of January, 1998.

/s/ Nancy J. Mellady
Nancy J. Mellady
Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CHANCELLOR MEDIA AIR SERVICES CORPORATION

Under Section 242 of the Delaware General Corporation Law

The undersigned, being the Senior Vice President of Chancellor Media Air Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Chancellor Media Air Services Corporation.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 12, 1998.

3. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article FIRST thereof, relating to the name of the Corporation, and accordingly Article FIRST of the Certificate of Incorporation shall be amended in its entirety to read as follows:

“FIRST: The name of the Corporation is AMFM Air Services, Inc. (the “Corporation”).”

4. The Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions approving the foregoing amendment and directed that the amendment be submitted to the sole stockholder of the Corporation for its consideration and approval.

5. The sole stockholder of the Corporation approved the amendment in accordance with Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Senior Vice President of the Corporation, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 14th day of January, 2000.

CHANCELLOR MEDIA AIR SERVICES CORPORATION

By:	/s/ Kathy Archer
Kathy Archer, Senior Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

AMFM AIR SERVICES, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on October 12, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Sr. Vice President

DE BCD-:COA CERTIFICATE OF CHANGE 09/00 (#163)